                                                                    EXHIBIT 25.1



                                POWER OF ATTORNEY

  We, the undersigned directors and officers of PACCAR Financial Corp., a Washington corporation, hereby severally constitute and appoint T. R. Morton our true and lawful attorney-in-fact, with full power to him to sign for us, and in our names in the capacities indicated below, a Form 10-K of this corporation for fiscal year 1997 to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, together with any and all amendments to said Form 10-K, hereby ratifying and confirming our signatures as they may be signed by our said attorney-in-fact to said Form 10-K and any and all amendments thereto.

  IN WITNESS WHEREOF each of the undersigned has executed this power of attorney as of the 17th of March 1998.

/S/ T. R. Morton      President             /S/ D. J. Hovind       Director
T. R. Morton          and Director          D. J. Hovind

/S/ P. A. Donohoe     Treasurer             /S/ J. L. Shiplet      Director
P. A. Donohoe                               J. L. Shiplet

/S/ M. T. Barkley     Controller            /S/ M. A. Tembreull    Director
M. T. Barkley                               M. A. Tembreull

/S/ M. C. Pigott      Chairman of           /S/ R. E. Ranheim      Director
M. C. Pigott          the Board             R. E. Ranheim
                      and Director

/S/ G. D. Hatchel     Vice President
G. D. Hatchel         and Director